Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of February 22, 2008, by and between Aldabra 2 Acquisition Corp., a Delaware corporation and which shall be renamed as “Boise Inc.” promptly following the Closing (the “Company”) and each of the following Persons: Boise Cascade, L.L.C., a Delaware limited liability company (“Boise”), Boise Cascade Holdings, L.L.C., a Delaware limited liability company (“BCH”), certain directors and officers of the Company and other Persons who are shareholders of the Company on the date hereof and who are signatories to this Agreement under the heading “Aldabra Shareholders” on the signature pages hereto (the “Aldabra Shareholders”), and each other Person who becomes a party to this Agreement after the date hereof pursuant to Section 14(e).  Certain capitalized terms used herein are defined in Section 12.

The Company, Boise and certain other Persons are parties to that certain Purchase and Sale Agreement, dated as of September 7, 2007 (as amended, modified, supplemented or waived from time to time, the “Purchase Agreement”) pursuant to which the Company is acquiring the Business (as such term is defined in the Purchase Agreement) and, in partial consideration therefor, Boise is receiving shares of Common Stock of the Company.

                The Aldabra Shareholders own shares of Common Stock of the Company and warrants exercisable for shares of Common Stock and are agreeing to the covenants herein as a condition to the obligation of Boise to consummate the transactions contemplated by the Purchase Agreement.

                The execution and delivery of this Agreement by the Company is a condition to Boise’s obligations under the Purchase Agreement, and the execution and delivery of this Agreement by Boise is a condition to the Company’s obligations under the Purchase Agreement.

The parties hereto, intending to be legally bound, hereby agree as follows:

1.     Demand Registrations.

(a)   Requests for Registration.  At any time and from time to time after the date hereof, holders of Registrable Securities may, to the extent permitted in accordance with Section 1(b) and Section 1(c) hereof, request registration under the Securities Act of all or any portion of their Registrable Securities (i) on Form S-1 or any similar long-form registration (“Long-Form Registrations”) and/or (ii) on Form S-2 or S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registrations”).  All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations”.  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered.  The Company shall give prompt written notice of such requested registration to all other holders of Registrable Securities (which notice shall be given at least 20 days prior to the date the applicable registration statement is to be filed) and, subject to the remainder of this Section 1, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.  Notwithstanding the provisions of this Section 1(a) to the contrary, as long as the Company determines that such delay would not impair the ability of holders of Registrable Securities to participate in such registration (e.g., because the registration statement therefor is likely to be reviewed by the Securities and Exchange Commission and/or such offering will not be completed until at least 20 days after the registration statement therefor is filed), at the request of the holders requesting such registration, the Company shall delay the notice of a Demand Registration requested in accordance with this Section 1 until the day after the registration statement with respect to such Demand Registration is filed, in which case, subject to the remainder of this Section 1, the Company shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice; provided that in no event shall such Demand Registration be closed unless such notice has been provided at least 20 days prior to the closing thereof.   Notwithstanding anything herein to the contrary, unless otherwise consented to by the holders of Registrable Securities initially requesting such registration, no other holder to whom such  notice is provided may include in such Demand Registration a greater percentage of such holder’s Registrable Securities than the percentage of Registrable Securities included by the holders requesting such registration.

(b)   Long-Form Registrations.  The Boise Majority Holders shall be entitled to request five (5) Long-Form Registrations and the Aldabra Majority Holders shall be entitled to request two (2) Long-Form Registrations; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $25,000,000.  All Long-Form Registrations shall be underwritten registrations if requested by the holders of a majority of the Registrable Securities initially requesting such registration.  The Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration, whether or not it becomes effective.  A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and no registration shall count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration within the price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration (with it being understood and agreed that a holder of Registrable Securities instituting a Demand Registration shall be entitled to withdraw his, her or its request to effect a Long-Form Registration at any time prior to the effectiveness thereof, in which case such registration shall not proceed with respect to any holder and such registration shall not thereafter count as one of the permitted Long-Form Registrations).  In no event shall any holder of Registrable Securities have liability to another for determining to withdraw its request for registration.

(c)   Short-Form Registrations.  In addition to the Long-Form Registrations provided pursuant to Section 1(b), the Boise Majority Holders shall be entitled to request an unlimited number of Short-Form Registrations, and the Aldabra Majority Holders shall be entitled to request an unlimited number of Short-Form Registrations, and, in each case, the Company shall pay all Registration Expenses provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $5,000,000.  The Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities as promptly as practicable under applicable law.  Each of the Boise Majority Holders and the Aldabra Majority Holders may, in connection with any Demand Registration requested by such holders that is a Short-Form Registration, require the Company to file such Short-Form Registration with the Securities and Exchange Commission in accordance with and pursuant to Rule 415 under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”).

(d)   Priority on Demand Registrations.  The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least 50% of the Registrable Securities included in such registration.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within the price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company will include in such registration (i) first, the number of Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold in such manner in the acceptable price range, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder and (ii) second, other securities requested to be included in such Demand Registration, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder; provided, however, that in the event that any holder of Aldabra Registrable Securities was prevented from participating in a Demand Registration or Piggyback Registration on or prior to the date the Aldabra Registrable Securities are released from escrow (a “Prior Registration”) as a result of his, her or its shares being held in a share escrow account, the pro rata share referenced in clause (i) shall be, for each holder of Registrable Securities requesting inclusion of Registrable Securities in the first Demand Registration after the date the Aldabra Registrable Securities are released from escrow (the “Escrow Release Date”), determined as such holder’s Revised Pro Rata Share; provided further, however that the foregoing proviso shall be disregarded if the Revised Pro Rata Share was applied in a Piggyback Registration prior to such Demand Registration.  Notwithstanding anything herein to the contrary, if the managing underwriters determine that the inclusion of the number of  Aldabra Registrable Securities or Registrable Securities held by management of the Company proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Aldabra Registrable Securities or Registrable Securities held by management as necessary or desirable to negate such adverse impact; provided that the provisions of this sentence shall not, to the extent applicable to holders of Aldabra Registrable Securities, apply in a Demand Registration effected by holders of Aldabra Registrable Securities in accordance with the first sentence of Section 1(b) or the first sentence of Section 1(c).  Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

(e)   Restrictions on Demand Registrations.  The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration.  The Company may postpone for up to 60 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s Board determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets or stock from a third party (other than in the ordinary course of business) or any merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its Subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration; provided further that in no event shall the restrictions set forth in this sentence be deemed to apply to a redemption or repurchase of, or plan to redeem or repurchase, capital stock, options or warrants of the Company.  The Company may delay a Demand Registration hereunder only once in any twelve-month period.  In addition, notwithstanding any provision herein to the contrary, neither the Boise Majority Holders, on the one hand, or the Aldabra Majority Holders, on the other hand, shall be entitled to request any Demand Registration otherwise permitted to be requested hereunder by such group within the twelve (12) month period following any request by such group for a Demand Registration in which (i) the aggregate offering value of the Registrable Securities of such group requested to be registered by such group in such prior Demand Registration was less than $25,000,000 and/or (ii) such group requested that any of its Registrable Securities consisting of warrants exercisable for shares of Common Stock be included in such prior Demand Registration.

(f)    Selection of Underwriters.  The holders of a majority of the Registrable Securities requesting a Demand Registration shall be entitled to select the underwriters to manage such Demand Registration.

2.     Piggyback Registrations.

(a)   Right to Piggyback.  Whenever the Company proposes to register any of its equity securities (including any proposed registration of the Company’s securities by any third party) under the Securities Act (other than (i) pursuant to a Demand Registration, which is governed by Section 1, or (ii) pursuant to a registration on Form S-4 or S-8 or any successor or similar forms), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration (which notice shall be given at least 20 days prior to the date the applicable registration statement is to be filed) and, subject to Sections 2(c) and 2(d), shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.  Notwithstanding the provisions of this Section 2(a) to the contrary, as long as the Company determines that such delay would not impair the ability of holders of Registrable Securities to participate in such registration (e.g., because the registration statement therefor is likely to be reviewed by the Securities and Exchange Commission and/or such offering will not be completed until at least 20 days after the registration statement therefor is filed), the Company may delay the notice of a Piggyback Registration until the day after the registration statement with respect to such Piggyback Registration is filed, in which case, subject to the remainder of this Section 2, the Company shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice; provided that in no event shall such Demand Registration be closed unless such notice has been provided at least 20 days prior to the closing thereof.

(b)   Piggyback Expenses.  Subject to the qualifications set forth in Section 5(b), the Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c)   Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the amount of such securities owned by each such holder, and (iii) third, the other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the amount of such securities shares owned by each such holder; provided, however, that in the event that any holder of Aldabra Registrable Securities was prevented from participating in a Prior Registration as a result of his, her or its shares being held in a share escrow account, the pro rata share referenced in clause (ii) shall be, for each holder of Registrable Securities requesting inclusion of Registrable Securities in the first Piggyback Registration after the Escrow Release Date, determined as such holder’s Revised Pro Rata Share; provided further, however that the foregoing proviso shall be disregarded if the Revised Pro Rata Share was applied in a Demand Registration or another Piggyback Registration prior to such Piggyback Registration.  Notwithstanding anything herein to the contrary, if the managing underwriters determine that the inclusion of the Aldabra Registrable Securities or Registrable Securities held by management of the Company proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Aldabra Registrable Securities or Registrable Securities held by management of the Company pro rata as necessary or desirable to negate such adverse impact.

(d)   Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than a Demand Registration (a “Secondary Registration”), and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, except to the extent otherwise previously agreed to by holders of a majority of the Registrable Securities, the securities requested to be included therein by the holders requesting such registration, together with the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities and Registrable Securities on the basis of the amount of such securities owned by each such holder, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the amount of such securities owned by each such holder; provided, however, that in the event that any holder of Aldabra Registrable Securities was prevented from participating in a Prior Registration as a result of his, her or its shares being held in a share escrow account, the pro rata share referenced in clause (i) shall be, for each holder of Registrable Securities requesting inclusion of Registrable Securities in the first Piggyback Registration after the Escrow Release Date, determined as such holder’s Revised Pro Rata Share; provided further, however that the foregoing proviso shall be disregarded if the Revised Pro Rata Share was applied in a Demand Registration or another Piggyback Registration prior to such Piggyback Registration.  Notwithstanding anything herein to the contrary, if the managing underwriters determine that the inclusion of the Aldabra Registrable Securities or Registrable Securities held by management of the Company proposed to be included in any such offering would adversely affect the marketability of such offering, the Company may exclude such number of Aldabra Registrable Securities or Registrable Securities held by management of the Company pro rata as necessary or desirable to negate such adverse impact.

(e)   Selection of Underwriters.  If any Piggyback Registration is an underwritten offering, the Company will have the right to select the investment banker(s) and manager(s) for the offering.

(f)    Obligations of Seller. During such time as any holder of Registrable Securities may be engaged in a distribution of securities pursuant to an underwritten Piggyback Registration, such holder shall distribute such securities only under the registration statement and solely in the manner described in the registration statement.

(g)   Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 whether or not any holder of Registrable Securities has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

3.     Holdback Agreements.

(a)   To the extent not inconsistent with applicable law, each holder of Registrable Securities shall not sell, transfer, make any short sale, grant any option for the purchase, or enter into any hedging or similar transaction with the same economic effect as a sale (including sales pursuant to Rule 144) (a “Sale Transaction”) of equity securities of the Company, or any securities, warrants, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of all underwritten Demand Registrations and all underwritten Piggyback Registrations, except as part of such underwritten registration or unless the underwriters managing such public offering agree in writing; provided that, in each case, such restrictions with respect to a particular Demand Registration or Piggyback Registration (as applicable) shall automatically lapse ten (10) days after such registration is withdrawn; provided further that, in connection with a Demand Registration or any Piggyback Registration, the holders of Registrable Securities requesting such registration shall be entitled, by notice to the holders of Registrable Securities, to begin the lock-up period for each holder of Registrable Securities on the date that the registration statement with respect to such Demand Registration is filed with the Securities and Exchange Commission or such later date after the filing of, but prior to the effectiveness of, such registration statement as may be determined by the holders of Registrable Securities requesting such Demand Registration.  Furthermore, upon notice from any holder(s) of Registrable Securities subject to a Shelf Registration and who are otherwise entitled to initiate a Shelf Registration hereunder that such holder(s) intend to effect an underwritten distribution of Registrable Securities pursuant to such Shelf Registration (upon receipt of which, the Company will promptly notify all other holders of Registrable Securities of the date of the commencement of such distribution), to the extent not inconsistent with applicable law, each holder of Registrable Securities shall not engage in a Sale Transaction of equity securities of the Company, or any securities, warrants, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the date of the commencement of such distribution.   If (1) the Company issues an earnings release or other material news or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of any holdback period described in clause (ii) above, or (2) prior to the expiration of any holdback period described in clause (ii) above, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), the holdback periods described in clauses (i) and (ii) above shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be (such period referred to herein as the “Holdback Extension”).  The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of such period, including any period of Holdback Extension.

(b)   Notwithstanding anything herein to the contrary, the restrictions in Section 3(a) shall not apply in the case of any holder of Registrable Securities, to the extent that such holder provides to the Company an opinion of nationally recognized outside counsel to the effect that such holder is prohibited by applicable law or exercise of fiduciary duties from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or investment advisor.  Without limiting the scope of the term “fiduciary,” a holder shall be deemed to be acting as a fiduciary or an investment advisor if its actions or the Registrable Securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act of 1940, as amended, or if such Registrable Securities are held in a separate account under applicable insurance law or regulation.

(c)   The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during (x) the seven days prior to and the 90-day period beginning on the effective date of all underwritten Demand Registrations, underwritten Piggyback Registrations, except as part of such underwritten registration or unless the underwriters managing such public offering agree in writing and (y) upon notice from any holder(s) of Registrable Securities subject to a Shelf Registration and who are otherwise entitled to initiate a Shelf Registration hereunder that such holder(s) intend to effect an underwritten distribution of Registrable Securities pursuant to such Shelf Registration (upon receipt of which, the Company will promptly notify all other holders of Registrable Securities of the date of the commencement of such distribution), the seven days prior to and the 90-day period beginning on the date of the commencement of such distribution, unless, in each case, the underwriters managing the registered public offering otherwise agree in writing (and, in each case, except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), and (ii) shall use reasonable best efforts to cause each holder of at least 1% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (as extended by any Holdback Extension), except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the registered public offering otherwise agree in writing.  Notwithstanding clause (i)(x) foregoing, in connection with a Demand Registration, the holders of Registrable Securities requesting such registration shall be entitled, by notice to the Company, to begin the lock-up period for the Company on the date that the registration statement with respect to such Demand Registration is filed with the Securities and Exchange Commission or such later date after the filing of, but prior to the effectiveness of, such registration statement as may be determined by the holders of Registrable Securities requesting such Demand Registration.

(d)   Each of the Aldabra Shareholders and each holder of Registrable Securities that is a member of the Company’s management agrees that the restrictions on transfer in this Section 3 are in addition to, and not in lieu of, any other restrictions on transfer that such Aldabra Shareholder or such management holder may have agreed to with respect to its shares of Common Stock and warrants exercisable for Common Stock.

4.     Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as practicable:

(a)   in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed), and include in any Short-Form Registration such additional information reasonably requested by a majority of the Registrable Securities registered under the applicable registration statement, or the underwriters, if any, for marketing purposes, whether or not required by applicable securities laws, but only to the extent such information does not contravene applicable securities laws or include information not readily in the possession of the Company;

(b)   notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or in the case of a Shelf Registration, ending on the earliest of (1) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or have otherwise ceased to be Registrable Securities, (2) the second anniversary of the effective date of such Shelf Registration, (3) such other date determined by the holders of a majority of the Registrable Securities requesting such Shelf Registration and (4) when all such Registrable Securities are freely saleable under Rules 144 and 145 under the Securities Act) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided, however, that at any time, upon written notice to the participating holders of Registrable Securities and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the holders of Registrable Securities hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company or any of its Subsidiaries, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined in Section 6(a)).  During any such Suspension Period, and as may be extended hereunder, the Company shall use its reasonable best efforts to correct or update any disclosure causing the Company to provide notice of the Suspension Period and to file and cause to become effective or terminate the suspension of use or effectiveness, as the case may be, of the subject registration statement.  In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.  The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld.  If so directed by the Company, all holders of Registrable Securities registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their reasonable best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice;

(c)   furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)   use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(e)   notify each seller of such Registrable Securities, (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)    prepare and file promptly with the Securities and Exchange Commission, and notify such holders of Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case an of such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall use its reasonable best efforts to prepare promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(g)   cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h)   provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, participation in “road shows,” investor presentations and marketing events and effecting a stock split or a combination of shares);

(j)    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k)   take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m)  permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(n)   the Company agrees to file all reports and supplements which are required to be filed by the Company under the Securities Act so that it may be eligible to effect any registration of Registrable Securities on Form S-3 or any comparable form, successor form or other form if such form is available for use by the Company;

(o)   obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants (and, unless waived in writing by holders of a majority of the Registrable Securities participating in such registration, on which the holders of Registrable Securities participating in such registration are expressly entitled to rely) in the then-current customary form and covering such matters of the type customarily covered from time to time by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;

(p)   provide a legal opinion of the Company’s outside counsel (and, unless waived in writing by holders of a majority of the Registrable Securities participating in such registration, on which the holders of Registrable Securities participating in such registration are expressly entitled to rely), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in the then-current customary form and covering such matters of the type customarily covered from time to time by legal opinions of such nature; and

(q)   use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, and in the event of the issuance of any such stop order or other such order the Company shall advise such holders of Registrable Securities of such stop order or other such order promptly after it shall receive notice or obtain knowledge thereof and shall use its reasonable best efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the

Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

5.     Registration Expenses.

(a)   Subject to Section 5(b), all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and fees and disbursements of all independent certified public accountants, underwriters (including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the National Association of Securities Dealers, Inc.) (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, except as otherwise expressly provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (or any successor or similar system).

(b)   In connection with each Demand Registration, each Piggyback Registration and each Shelf Registration (and each underwritten distribution of Registrable Securities pursuant to a Shelf Registration), the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of (i) one counsel (in addition to local counsel) chosen by the holders of a majority of the Registrable Securities included in such registration and (ii) each additional counsel retained by any holder of Registrable Securities, but in the case of this clause (ii) only to the extent such fees and disbursements were incurred for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration, underwritten Piggyback Registration or underwritten distribution of Registrable Securities pursuant to a Shelf Registration).  Otherwise, all fees and expenses of such counsel shall be borne by the holder or holders of Registrable Securities for whom such services were rendered.

(c)   To the extent Registration Expenses are not required to be paid by the Company or, in accordance with the last sentence of Section 5(b), borne by a particular holder of Registrable Securities, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, including any underwriting discounts or commissions, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

6.     Indemnification.

(a)   The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by any of the following statements, omissions or violations (each a “Violation”) by the Company:  (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the

Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; provided that the Company shall have no obligation to provide the indemnification set forth in this Section 6(a) to any holder to the extent such Violation arose from a statement provided in writing to the Company by such holder for inclusion in such registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment thereof or supplement thereto.  The Company shall pay to each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) entitled to such indemnification, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein.  In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)   In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)   Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.  No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)   If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)   The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(f)    No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.     Participation in Underwritten Registrations; Shelf Registrations.

(a)   Participation in Underwritten Registrations.

(i)            No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or “green shoe” option requested by the underwriters); provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that in no event shall any holder of Registrable Securities be required to indemnify any underwriter or other Person in any manner other than that which is specifically set forth in Section 6(b) with respect to its indemnification obligations to the Company and other holders of Registrable Securities.  Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 3 or that are necessary to give further effect thereto.  Without limiting any other right or remedy to which a party hereto may be entitled, any holder of Registrable Securities that does not comply with his, her or its obligations under this Section 7(a)(i) shall not be entitled to participate in the registration in question without violation of such holder’s rights hereunder.

(ii)           Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 4(e).  In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7(b) to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e).

(b)   Shelf Take-Downs.  At any time that a Shelf Registration is effective, if any holder or group of holders of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an offering or distribution of all or part of its Registrable Securities included by it on the Shelf Registration, whether such offering or distribution is underwritten or non-underwritten (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in the Shelf Offering, then the Company shall amend or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders thereof pursuant to this Section 7(b)).  In connection with any Shelf Offering:

(i)            the Company shall, promptly after receipt of a Take-Down Notice, deliver such notice to all other holders of Registrable Securities included on such Shelf Registration and permit each holder to include its Registrable Securities included on the Shelf Registration in the Shelf Offering if such holder notifies the proposing holders and the Company within three (3) days after delivery of the Take-Down Notice to such holder, and

(ii)           in the event that the managing underwriter(s), if any, advises the Company in writing that in its opinion the number of Registrable Securities to be included in such Shelf Offering exceeds the number of Registrable Securities which can be sold therein without adversely affecting the marketability of the offering, such underwriter(s), if any, may limit the number of shares which would otherwise be included in such take-down offering in the same manner as is described in Section 1(d).

(c)   Notwithstanding anything in this Section 7(b) to the contrary, in no event shall any holder or group of holders be entitled to effect a Shelf Offering unless the aggregate offering price for any such offering or distribution is not less than $20,000,000.  No holder of Registrable Securities that has included Registrable Securities pursuant to a Shelf Registration shall be entitled to sell shares included as part of a Shelf Registration unless included as part of a Shelf Offering.  Notwithstanding anything herein to the contrary, unless otherwise consented to by the holders of Registrable Securities initially requesting such Shelf Offering, no other holder to whom such notice is provided may include in such Shelf Offering a greater percentage of such holder’s Registrable Securities than the percentage of Registrable Securities included by the holders requesting such Shelf Offering.

8.     Rule 144 and Rule 144A Reporting.  With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit the sale of Registrable Securities to the public without registration, the Company agrees at all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act to use its reasonable best efforts to:  (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 and Rule 144A under the Securities Act; (b) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) so long as a holder owns any Registrable Securities, furnish to the holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and Rule 144A, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such securities without registration.

9.     Other Rights and Restrictions.

(a)   Approval of Certain Activities. For as long as the holders of Boise Registrable Securities own at least 33% of the shares of Common Stock of the Company issued to holders of Boise Registrable Securities as of the date hereof (determined after giving effect to the issuance of Common Stock to Boise under the Purchase Agreement and as equitably adjusted for any stock splits, stock combinations, reorganizations, exchanges, merger, recapitalizations or similar transaction after the date hereof), the Company shall not, and shall not permit any Subsidiary to, and no officer, employee or agent of the Company or any Subsidiary of the Company shall take, any of the following actions without the affirmative written consent of the Boise Majority Holders:

(i)            directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock (or any series or class thereof) or other equity securities, except that (a) the Company may declare and pay or make (x) dividends or distributions payable in shares of Common Stock issued ratably upon the outstanding shares of Common Stock and (y) dividends or distributions payable in cash ratably upon the outstanding shares of Common Stock and (b) any Subsidiary may declare and pay dividends or make distributions to the Company or any wholly-owned direct or indirect Subsidiary of the Company;

(ii)           directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company’s or any Subsidiary’s capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for (a) acquisitions of capital stock pursuant to agreements or plans, including equity incentive agreements with service providers, which allow the Company to repurchase shares of Common Stock upon the termination of services or an exercise of the Company’s right of first refusal upon a proposed transfer and (b) redemption, purchases or acquisitions of Common Stock offered ratably to holders of the outstanding shares of Common Stock.

(iii)          except as expressly contemplated by this Agreement and the Purchase Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity or voting features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities);

(iv)          make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or investments in, any Person (other than the Company or a wholly-owned direct or indirect Subsidiary of the Company) outside of the ordinary course of business, except for (i) reasonable advances to employees in the ordinary course of business, (ii) acquisitions permitted pursuant to subparagraph (viii) below, (iii) investments having a stated maturity no greater than one year from the date the Company or any Subsidiary makes such investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, (3) commercial paper with a rating of at least “Prime-1” by Moody’s Investors Service, Inc., or (iv) loans for acquisitions of capital stock pursuant to agreements or plans, including equity incentive agreements with service providers, which allow the Company to repurchase shares of Common Stock upon the termination of services or an exercise of the Company’s right of first refusal upon a proposed transfer;

(v)           merge or consolidate with any Person;

(vi)          sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 25% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company’s board of directors in its reasonable good faith judgment) in any transaction or series of related transactions or sell or permanently dispose of any of its or any Subsidiary’s Intellectual Property Rights (as defined in the Purchase Agreement);

(vii)         liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

(viii)        acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), except acquisitions for purchase consideration of not more than $50,000,000 in the aggregate, or any joint venture;

(ix)           reclassify or recapitalize any securities of the Company or any of its Subsidiaries;

(x)            enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any line of business other than the lines of business in which those entities are currently engaged and other activities reasonably related thereto;

(xi)           make any amendment to or rescind (including, without limitation, in each case by merger or consolidation) any provision of the certificate of incorporation, articles of incorporation, bylaws or similar organizational documents of the Company or any of its Subsidiaries, or file any resolution of the board of directors, board of managers or similar governing body with the applicable secretary of state of the state of formation of the Company or any of its Subsidiaries;

(xii)          enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary’s officers, directors, employees, stockholders or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement or the Purchase Agreement;

(xiii)         create, incur, guarantee, assume or suffer to exist, or permit any Subsidiary to create, incur, guarantee, assume or suffer to exist, indebtedness for borrowed money and/or capitalized lease obligations exceeding an aggregate principal amount of $50,000,000 outstanding at any time on a consolidated basis, other than pursuant to credit facilities in effect on the date of this Agreement (and refinancings thereof in an aggregate principal amount not in excess thereof) and other than for the making of capital expenditures approved by the Company’s Board;

(xiv)        issue or sell, or permit any Subsidiary to issue or sell, any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or a wholly-owned direct or indirect Subsidiary of the Company;

(xv)         a Sale of the Company; and/or

(xvi)        agree to any of the foregoing.

(b)   Affirmative Covenants.  For as long as holders of Boise Registrable Securities own at least 33% of the shares of Common Stock of the Company issued to holders of Boise Registrable Securities as of the date hereof (determined after giving effect to the issuance of Common Stock to Boise under the Purchase Agreement and as equitably adjusted for any stock splits, stock combinations, reorganizations, exchanges, merger, recapitalizations or similar transaction after the date hereof), from and after the date hereof, the Company shall unless it has received the prior written consent of Boise Majority Holders:

(i)            at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

(ii)           maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted in all material respects at all times; provided that in no event shall this Section 9(b) be deemed to require the making of capital expenditures in excess of the amount approved by the Company’s Board;

(iii)          pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien, encumbrance or  other restriction upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

(iv)          comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books and financial statements with respect thereto;

(v)           comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the business, condition (financial or otherwise), operating results, assets, liabilities, operations, business prospects or customer, supplier or employee relations of the Company and its Subsidiaries taken as a whole;

(vi)          apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for well-insured companies of similar size engaged in similar lines of business; and

(vii)         maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with GAAP.

(c)   Financial Statements and Other Information.  The Company shall deliver to each holder of Registrable Securities holding more than 5% of the Company’s Common Stock:

(i)            within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the preceding fiscal year, and all such items shall be prepared in accordance with GAAP and shall be certified by a senior executive officer of the Company; provided that, for as long as the Company is filing quarterly reports on From 10-Q pursuant to the Exchange Act, the Company’s obligations under this clause (i) shall be deemed satisfied by timely filing of such report;

(ii)           within 90 days after the end of each fiscal year, consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with GAAP, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no material exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing, and (b) when applicable, a copy of such firm’s annual management letter to the Company’s Board; provided that, for as long as the Company is filing annual reports on From 10-K pursuant to the Exchange Act, the Company’s obligations under this clause (ii) shall be deemed satisfied by timely filing of such report;

(iii)          promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s and/or any of its Subsidiaries’ operations or financial affairs given to the Company’s Audit Committee by its independent accountants (and not otherwise contained in other materials provided hereunder);

(iv)          not later than 45 days after the beginning of each fiscal year of the Company, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets; and

(v)           with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 9(c) may reasonably request.

Each of the financial statements referred to in subparagraphs (i) and (ii) above shall fairly present in all material respects in accordance with GAAP, the financial condition at such date and the results of operations and cash flows for such period, subject in the case of the unaudited financial statements to absence of footnote disclosure and changes resulting from normal year-end adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the business, condition (financial or otherwise), operating results, assets, liabilities, operations, business prospects or customer, supplier or employee relations of the Company and its Subsidiaries taken as a whole).

(d)   Inspection Rights.  The Company shall permit, upon reasonable notice and during normal business hours, any Representatives designated by Boise and each holder of Registrable Securities holding more than 5% of the Common Stock as of such date, at such holder’s own expense, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.  The presentation of an executed copy of this Agreement by any such Person to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Person.

(e)   Confidentiality.  To the extent that any such information made available to any holder of Boise Registrable Securities pursuant to this Section 9 (including Section 9(c)) would require disclosure under Regulation FD, such holder shall, as a condition to receiving any such information that is not otherwise publicly available, agree in writing to keep such information confidential and not disclose such information to any Person (i) unless such Person agrees to keep such information confidential or (ii) except as may be required by applicable law (including securities law).  Each holder of Boise Registrable Securities party to this Agreement shall be deemed by its execution hereof to have satisfied the condition referred to in this Section 9(e).  Any holder of Boise Registrable Securities may, at any time and from time to time, deliver written notice to the Company that it does not desire to receive all or any portion of any material non-public information to which it is otherwise entitled pursuant to Section 9 (without prejudice to such holder’s right to receive such information in the future).

(f)    Corporate Governance.  As long as any Boise Registrable Securities are issued and outstanding, the Company will not, without the prior written consent of the Boise Majority Holders (which may be withhold in their sole and absolute discretion), take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the law of any state, which has the effect, directly or indirectly, of restricting or limiting the ability of any holder of Boise Registrable

Securities freely to sell, transfer, assign, pledge or otherwise dispose of shares of the Company’s capital stock or would restrict or limit the rights of any transferee of any holder of Boise Registrable Securities as a holder of the Company’s capital stock, other than the restrictions expressly agreed to herein by Boise which are applicable to the holders of Boise Registrable Securities.  Without limiting the generality of the foregoing, the Company will not, as long as any Boise Registrable Securities are issued and outstanding, without the prior written consent of the Boise Majority Holders (which may be withhold in their sole and absolute discretion), take any action, or take any action to recommend to its stockholders any action, which would, among other things, limit the legal rights of, or deny any benefit to, any holder of Boise Registrable Securities as a stockholder of the Company either (i) solely as a result of the amount of Common Stock owned by Boise or (ii) in a manner not applicable to the Company’s stockholders generally.

(g)   Information to Competitor.  The Company may, without violation of this Section 9, refuse to provide any information or grant access to any Person that is a competitor or its Representatives to the extent it determines that provision of such information or access to such Person or its Representatives would be reasonably likely to cause economic or competitive harm to the Company or its Subsidiaries or would be reasonably likely to result in a violation of applicable law; provided that, no Person or its Representatives may be prevented from receiving such information or access as a result of the Company’s determination that provision of such information or access would cause a violation of applicable securities law if such Person or its Representatives acknowledge in writing the restrictions under applicable securities law about trading on material nonpublic information.

10.   Board Representatives.  Subject to the limitations set forth in this Section 10, the Boise Majority Holders shall have the right to designate not less than the Boise Applicable Number of representatives for election to the Board of the Company (individually a “Boise Board Representative” and collectively the “Boise Board Representatives”) and the Aldabra Majority Holders shall have the right to designate not less than the Aldabra Applicable Number of representatives for election to the Board of the Company (individually an “Aldabra Board Representative” and collectively the “Aldabra Board Representatives”); provided that (x) from time to time, the Boise Majority Holders may elect to designate any lesser number of representatives for election to the Board of the Company (e.g., a number of representatives less than the Boise Applicable Number including, if the Boise Majority Holders so elect, zero representatives), and any such election by the Boise Majority Holders to designate any lesser number of representatives shall in no event operate as a waiver of their right hereunder to thereafter designate not less than the Boise Applicable Number of representatives for election to the Board of the Company or otherwise operate to preclude the Boise Majority Holders from fully exercising their rights under this Section 10 and (y) from time to time, the Aldabra Majority Holders may elect to designate any lesser number of representatives for election to the Board of the Company (e.g., a number of representatives less than the Aldabra Applicable Number including, if the Aldabra Majority Holders so elect, zero representatives), and any such election by the Aldabra Majority Holders to designate any lesser number of representatives shall in no event operate as a waiver of their right hereunder to thereafter designate not less than the Aldabra Applicable Number of representatives for election to the Board of the Company or otherwise operate to preclude the Aldabra Majority Holders from fully exercising their rights under this Section 10.  The terms and conditions governing the election, term of office, filling of vacancies and other features of such directorships shall be as follows:

(a)   Interim Appointment of Directors.  From and after the date hereof (the “Beginning Date”) until the Boise Expiration Date, the Boise Majority Holders may nominate not less than the Boise Applicable Number of Boise Board Representatives to be elected to the Board.  From and after the Beginning Date until the Aldabra Expiration Date, the Aldabra Majority Holders may nominate not less than the Aldabra Applicable Number of Aldabra Board Representatives to be elected to the Board.  Subject only to such actions not being in violation of the fiduciary duties of members of the Company’s

Board to the Company, the Company shall take all action necessary such that the number of directors on the Board of the Company shall (if necessary) be increased such that the Boise Applicable Number of Boise Board Representatives and the Aldabra Applicable Number of Aldabra Board Representatives may then serve on the Board and such vacancies shall be filled by the designees of the Boise Majority Holders or the Aldabra Majority Holders, as applicable, effective as of the day following the Beginning Date (or, if later, the date that the Boise Majority Holders determine to appoint such Boise Board Representative or the date that the Aldabra Majority Holders determine to appoint such Aldabra Board Representative); provided that if the Company avoids its obligations under this sentence or this Section 10(a) because it deems such nomination to be in violation of fiduciary duties of members of the Board of the Company, the Boise Majority Holders or the Aldabra Majority Holders, as applicable, shall be entitled to appoint an alternative nominee to be a Boise Board Representative or Aldabra Board Representative, as applicable.  Each Boise Board Representative and each Aldabra Board Representative appointed pursuant to this Section 10(a) shall continue to hold office until such Boise Board Representative’s term or such Aldabra Board Representative’s term, as applicable, expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in this Section 10.

(b)   Continuing Designation of Boise Board Representatives.  On and prior to the Boise Expiration Date and the Aldabra Expiration Date, as applicable, in connection with the expiration of the term of any Boise Board Representative or Aldabra Board Representative, as applicable, the Company shall, subject to the provisions of Section 10(c) and subject only to such nomination not being in violation of the fiduciary duties of members of the Board of the Company, nominate the Boise Board Representative(s) designated by the Boise Majority Holders and the Aldabra Board Representative(s) designated by the Aldabra Majority Holders for election to the Board of the Company by the holders of voting capital stock and solicit proxies from the Company’s stockholders in favor of the election of such Boise Board Representative(s) and Aldabra Board Representative(s); provided that if the Company avoids its obligations under this sentence or this Section 10(b) because it deems such nomination to be in violation of fiduciary duties of members of the Board of the Company, the Boise Majority Holders shall be entitled to appoint an alternative nominee to be a Boise Board Representative and the Aldabra Majority Holders shall be entitled to appoint an alternative nominee to be an Aldabra Board Representative.  Subject to the provisions of Section 10(c), the Company shall use reasonable best efforts to cause such Boise Board Representative(s) to be elected to the Board of the Company (including voting all unrestricted proxies in favor of the election of such Boise Board Representative(s) and Aldabra Board Representative(s) and including recommending approval of such Boise Board Representative(s)’ appointment to the Board of the Company and such Aldabra Board Representative(s)’ appointment to the Board of the Company as provided for in the Company’s proxy statement) and shall not take any action which would diminish the prospects of such Boise Board Representative(s) or such Aldabra Board Representative(s) of being elected to the Board of the Company.

(c)   Termination of Boise Board Representative Designation Rights.  The right of the Boise Majority Holders to designate a Boise Board Representative pursuant to this Section 10 shall terminate on the Boise Expiration Date.  The right of the Aldabra Majority Holders to designate an Aldabra Board Representative pursuant to this Section 10 shall terminate on the Aldabra Expiration Date.  If the rights of the Boise Majority Holders or the Aldabra Majority Holders, as applicable, to designate a Boise Board Representative or Aldabra Board Representative, as applicable, cease under the immediately preceding sentence, then the Company may use reasonable best efforts to effect the removal of such director.

(d)   Resignation; Removal; and Vacancies.

(i)            Resignation.  An elected Boise Board Representative may resign from the Company’s Board at any time by giving written notice to the Company at its principal executive office.  An elected Aldabra Board Representative may resign from the Company’s Board at any time by giving written notice to the Company at its principal executive office.  The resignation is effective without acceptance when the notice is given to the Company, unless a later effective time is specified in the notice.

(ii)           Removal.  So long as the Boise Majority Holders or the Aldabra Majority Holders, as applicable, retain the right to designate a director pursuant to Section 10(b), the Company shall use reasonable best efforts to remove any Boise Board Representative or Aldabra Board Representative, as applicable, only if so directed in writing by the Boise Majority Holders or the Aldabra Majority Holders, as applicable.

(iii)          Vacancies.  In the event of a vacancy on the Company’s Board resulting from the death, disqualification, resignation, retirement or termination of term of office of a Boise Board Representative designated by the Boise Majority Holders or an Aldabra Board Representative designated by the Aldabra Majority Holders, then the Company shall use reasonable best efforts to fill such vacancy with a representative designated by Boise Majority Holders or the Aldabra Majority Holders, as applicable, as provided hereunder, in either case to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by such holders, will be elected to the Company’s Board in the manner set forth in the Company’s Bylaws).  If the Boise Majority Holders or the Aldabra Majority Holders, as applicable, fail or decline to fill the vacancy, then the directorship shall remain open until such time as the Boise Majority Holders or the Aldabra Majority Holders, as applicable, elect to fill it with a representative designated hereunder.  During any such period that the Boise Majority Holders or the Aldabra Majority Holders, as applicable, are entitled to, but have failed or declined to, designate a Boise Board Representative or an Aldabra Board Representative, as applicable, the Boise Majority Holders or the Aldabra Majority Holders, as applicable, shall have the right to designate one representative to attend all Company Board meetings as a non-voting observer.  The observer shall be entitled to notice of all Company Board meetings in the manner that notice is provided to members of the Board of the Company, shall be entitled to receive all materials provided to members of the Board of the Company, shall be entitled to attend (whether in person, by telephone, or otherwise) all meetings of the Board of the Company as a non-voting observer, and shall be entitled to fees and expenses paid to Boise Board Representatives pursuant to Section 1(e).

(e)   Fees & Expenses.  Boise Board Representatives and Aldabra Board Representatives shall be entitled to fees, other compensation and reimbursement of expenses paid to members of the Company’s Board who are not employees of the Company or its Subsidiaries.

(f)    Subsidiary Boards; Committees.  Subject to applicable law and the rules of any exchange on which the Company’s securities are listed, at the request of the Boise Majority Holders or the Aldabra Majority Holders, as applicable, the Company shall use reasonable best efforts to cause the Boise Board Representative(s) or the Aldabra Majority Holders, as applicable, to have proportional representation (relative to their percentage on the whole Board of the Company) on the Boards of each Subsidiary of the Company (each, a “Sub Board”) and each committee of the Board and each Sub Board.

(g)   Reporting Information.  With respect to each Boise Board Representative designated pursuant to the provisions of this Section 10, the Boise Majority Holders shall cause the Boise Board Representative to provide to the Company with all necessary assistance and information related to such Boise Board Representative that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies or otherwise, including such Person’s written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.  With respect to each Aldabra

Board Representative designated pursuant to the provisions of this Section 10, the Aldabra Majority Holders shall cause the Aldabra Board Representative to provide to the Company with all necessary assistance and information related to such Aldabra Board Representative that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies or otherwise, including such Person’s written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.

11.   Special Financial Procedures, Controls, Reports and Related Matters.

(a)   Financial Information.

(i)            In addition to the reports and financial statements required to be delivered by the Company pursuant to this Agreement, the Company will, and will cause each of its Subsidiaries to, maintain disclosure controls and procedures and internal control over financial reporting as defined in Exchange Act Rule 13a-15, and the Company will, and will cause each of its officers to, make such disclosures and certifications as are required by the Exchange Act with respect thereto.

(ii)           The Company will, and will cause each of its Subsidiaries to, maintain a fiscal year that commences and ends on the same calendar days as Boise’s fiscal year commences and ends, and to maintain monthly and quarterly accounting periods that commence and end on the same calendar days as Boise’s monthly and quarterly accounting periods commence and end;

(iii)          While the provisions of this Section 11 are applicable, no later than ten (10) calendar days after the end of each of the Company’s monthly accounting periods following the date hereof, the Company will deliver to Boise such financial information for such period as is reasonably necessary such that Boise may report its equity in earnings from the Company and its Subsidiaries for such period and such other financial information that Boise may reasonably request in connection with its preparation of financial statements and notes to financial statements for such period;

(iv)          Notwithstanding any time periods to the contrary in Section 9(c), while the provisions of this Section 11 are applicable, as soon as practicable after the end of each of the Company’s fiscal quarters following the date hereof, the Company will deliver to Boise the financial statements specified in Section 9(c)(i) for such period, in each case in such format and detail as Boise may request.  In any event no later than the earlier of (x) ten (10) Business Days prior to the date on which the Company is required to file a Form 10-Q or other document containing Quarterly Financial Statements with the Securities and Exchange Commission for each of the Company’s first three fiscal quarters in each fiscal year and (y) ten (10) Business Days prior to the date on which Boise has notified the Company that Boise intends to file its Form 10-Q or other document containing Quarterly Financial Statements with the Securities and Exchange Commission, the Company will deliver to Boise drafts of the following:

(A)          the consolidated financial statements of the Company and its Subsidiaries (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of the Company the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with Article 10 of Regulation S-X and GAAP, and

(B)           a discussion and analysis by the Company’s management of the Company’s and its Subsidiaries’ financial condition and results of operations for such fiscal period, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Item 303(b) and 305 of Regulation S-K.

The information set forth in (A) and (B) above is referred to in this Agreement as the “Quarterly Financial Statements” and a draft of the Company’s report on Form 10-Q containing the above-referenced information for such quarter delivered when required by this clause (iv) shall be deemed to satisfy the requirements of this clause (iv).  No later than the earlier of (x) three (3) Business Days prior to the date the Company publicly files the Quarterly Financial Statements with the Securities and Exchange Commission or otherwise makes such Quarterly Financial Statements publicly available or (y) three (3) Business Days prior to the date on which Boise has notified the Company that Boise intends to file Boise’s quarterly financial statements with the Securities and Exchange Commission, the Company will deliver to Boise the final form of its quarterly report on Form 10-Q and certifications thereof by the Company’s principal executive and financial officers in substantially the forms required under Securities and Exchange Commission rules for periodic reports and in form and substance reasonably satisfactory to Boise; provided, however, that the Company may continue to revise such quarterly report on Form 10-Q prior to the filing thereof in order to make corrections and changes which corrections and changes will be delivered by the Company to Boise as soon as practicable.  Notwithstanding anything to the contrary in this Section 11(a)(iv), the Company will use its reasonable best efforts to file its quarterly report on Form 10-Q with the Securities and Exchange Commission on the same date that Boise files Boise’s quarterly financial statements with the Securities and Exchange Commission unless otherwise required by applicable law or as otherwise reasonably agreed between the parties after due consideration to, among other things, the securities law implications of filing on different dates.

(v)           As soon as practicable, and in any event no later than:

(A)          the earlier of (x) ten (10) Business Days prior to the date on which the Company is required to file a Form 10-K or other document containing its Annual Financial Statements with the Securities and Exchange Commission and (y) ten (10) Business Days prior to the date on which Boise has notified the Company that Boise intends to file its Form 10-K or other document containing annual financial statements with the Securities and Exchange Commission, the Company will deliver to Boise (A) any financial and other information and data with respect to the Company and its Subsidiaries and their business, properties, financial position, results of operations and prospects as is reasonably requested by Boise in connection with the preparation of Boise’s financial statements and annual report on Form 10-K and (B) a discussion and analysis by the Company’s management of the Company and its Subsidiaries’ financial condition and results of operations for such year, including, without limitation, an explanation of any material period-to-period change and any off-balance sheet transactions, all in reasonable detail and prepared in accordance with Items 303(a) and 305 of Regulation S-K; and

(B)           the earlier of (x) ten (10) Business Days prior to the date on which the Company is required to file a Form 10-K or other document containing its Annual Financial Statements with the Securities and Exchange Commission and (y) ten (10) Business Days prior to the date on which Boise has notified the Company that Boise intends to file its Form 10-K or other document containing annual financial statements with the Securities and Exchange Commission, the Company will deliver to Boise, drafts of the consolidated financial statements of the Company and its Subsidiaries (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal years and all in reasonable detail and prepared in accordance with Regulation S-X and GAAP.

The information set forth in (A) and (B) above is referred to in this Agreement as the “Annual Financial Statements” and a draft of the Company’s report on Form 10-K containing the above-referenced information for such annual period delivered when required by this clause (v) shall be deemed to satisfy the requirements of this clause (v).  The Company will deliver to Boise all revisions to such drafts as soon as any such revisions are prepared or made.  No later than the earlier of (A) five Business Days prior to the date the Company publicly files the annual report on Form 10-K with the Securities and Exchange Commission or otherwise makes such annual report on Form 10-K publicly available or (B) five Business Days prior to the date on which Boise has notified the Company that Boise (and/or any Person affiliated with Boise) intends to file the Boise Annual Financial Statements (as defined below) with the Securities and Exchange Commission, the Company will deliver to Boise the final form of its annual report on Form 10-K and certifications thereof by the Company’s principal executive and financial officers in substantially the forms required under Securities and Exchange Commission rules for periodic reports and in form and substance reasonably satisfactory to Boise; provided, however, that the Company may continue to revise such annual report on Form 10-K prior to the filing thereof in order to make corrections and changes which corrections and changes will be delivered by the Company to Boise as soon as practicable.  In any event, the Company will deliver to Boise, no later than three days prior to the date on which Boise has notified the Company that Boise intends to file the Boise Annual Financial Statements with the Securities and Exchange Commission, the final form of the annual report on Form 10-K accompanied by an opinion on the annual financial statements included therein by the Company’s independent certified public accountants.  Notwithstanding anything to the contrary in this Section 11(a)(v), the Company will use its reasonable best efforts to file its Annual Financial Statements with the Securities and Exchange Commission on the same date that Boise files the Boise Annual Financial Statements with the Securities and Exchange Commission unless otherwise required by applicable law or as otherwise reasonably agreed between the parties after due consideration to, among other things, the securities law implications of filing on different dates.

(v)           With reasonable promptness, the Company and its Subsidiaries will deliver to Boise such additional audited and unaudited financial statements, financial and other information and data with respect to the Company and its Subsidiaries and their business, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by Boise, including such financial information and comfort letters as may be requested or required in connection with the sale or registration of securities by Boise.  Without limiting the generality of the foregoing, the Company and its Subsidiaries shall make available to Boise and its Representatives reasonable access to the books and records of the Company and its Subsidiaries with respect to, or as may be necessary to prepare audited financial statements and/or financial statements compliant with Regulations S-X and S-K for, the Company and its Subsidiaries.  Seller understands that, from time to time, Boise and its Affiliates may do one or more financings and/or securities law filings for which financial information with respect to the Company and its Subsidiaries will be reported.  The Company and its Subsidiaries shall provide Boise and its representatives with such financial information as may be reasonably requested by Boise and its representatives as promptly as practicable after the request therefor and enter into and deliver such management representation letters and cold comfort letters with respect to such financial information as may be reasonably requested by Boise and its Affiliates in order to complete their financings and/or filings and/or as otherwise may be necessary for Boise and its Affiliates to prepare audited financial statements and/or financial statements prepared in accordance with Regulations S-X and S-K.

(b)   Cooperation on Boise Filings.

(i)            The Company will cooperate fully, and cause its auditors and other Representatives to cooperate fully, with Boise to the extent requested by Boise in the preparation of Boise’s public earnings or other press releases, Quarterly Reports on Form 10-Q, Annual Reports to Stockholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by Boise with the Securities and Exchange Commission, any national securities exchange or otherwise made publicly available (collectively, the “Boise Public Filings”).

(ii)           The Company agrees to provide to Boise all information that Boise reasonably requests in connection with any Boise Public Filings or that, in the judgment of Boise’s legal advisors, is required to be disclosed or incorporated by reference therein under any law, rule or regulation.  The Company will provide such information in a timely manner on the dates requested by Boise (which may be earlier than the dates on which the Company otherwise would be required hereunder to have such information available) to enable Boise to prepare, print and release all Boise Public Filings on such dates as Boise will determine but in no event later than as required by applicable law. The Company will use its reasonable best efforts to cause the Company’s auditors and other Representatives to consent to any reference to them as experts in any Boise Public Filings required under any law, rule or regulation and to provide their consent to the incorporation of their reports in Boise Public Filings.

(iii)          If and to the extent requested by Boise, the Company diligently and promptly will review all drafts of such Boise Public Filings and prepare in a diligent and timely fashion any portion of such Boise Public Filing pertaining to the Company.

(iv)          Prior to any printing or public release of any Boise Public Filing, an appropriate executive officer of the Company will, if requested by Boise, certify that the information relating to any the Company and/or any of its Subsidiaries and/or any of their respective businesses in such Boise Public Filing is accurate, true, complete and correct in all material respects.

(c)   Auditors and Audits; Annual Financial Statements and Accounting.

(i)            Unless required by law, the Company will not select a different accounting firm than KPMG LLC (or its affiliate accounting firms) to serve as its (and the Company’s Affiliates’) independent certified public accountants (the “Company’s Auditors”) without Boise’s prior written consent (which will not be unreasonably withheld); provided that nothing herein shall prevent a change in the Company’ Auditors to the extent that the Company’s

Board or its audit committee determines that a change is reasonably necessary in order for the members thereof to comply with their fiduciary duties..

(ii)           The Company will provide to Boise on a timely basis all information that Boise reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of the Boise Annual Financial Statements in accordance with Sections 11(a) through (f) hereof and as required by applicable law.  Without limiting the generality of the foregoing, the Company will provide all required financial information with respect to the Company and its Subsidiaries to the Company’s Auditors in a sufficient and reasonable time and in sufficient detail to permit the Company’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Boise’s Auditors with respect to information to be included or contained in the Boise Annual Financial Statements.

(iii)          The Company will authorize the Company’s Auditors to make available to Boise’s Auditors both the personnel who performed, or are performing, the annual audit of the Company and work papers related to the annual audit of the Company, in all cases within a reasonable time prior to the Company’s Auditors’ opinion date, so that Boise’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Company’s Auditors as it relates to Boise’s Auditors’ report on Boise’s statements, all within sufficient time to enable Boise to meet its timetable for the printing, filing and public dissemination of the Boise Annual Financial Statements.

(iv)          If Boise determines in good faith that there may be some inaccuracy in the financial statements of the Company or any its Subsidiaries or deficiency in such Person’s internal accounting controls or operations that could materially impact Boise’s financial statements, at Boise’s request, the Company will provide Boise’s internal auditors with access to the books and records of the Company and its Subsidiaries so that Boise may conduct reasonable audits relating to the financial statements provided by the Company under this Agreement as well as to the internal accounting controls and operations of the Company and its Subsidiaries.

(d)   Notice of Changes.  Subject to Section 9(a) and Section 11(c), the Company will give Boise as much prior notice as reasonably practicable of any proposed determination of, or any significant changes in, the Company’s accounting estimates or accounting principles with respect to the Business from those in effect with respect to the Business as of immediately prior to the Closing.  The Company will consult with Boise and, if requested by Boise, the Company will consult with Boise’s Auditors with respect thereto.  The Company will not make any such determination or changes without Boise’s prior written consent (not to be unreasonably withheld) if such a determination or a change would be sufficiently material to be required to be disclosed in the Company’s or Boise’s financial statements as filed with the Securities and Exchange Commission or otherwise publicly disclosed therein; provided that nothing herein shall limit the right of the Company’s Board or its audit committee to make such a determination or change to the extent it determines is reasonably necessary in order for its members to comply with their fiduciary duties.

(e)   Special Reports of Deficiencies or Violations.  The Company will report in reasonable detail to Boise the following events or circumstances promptly after any executive officer of the Company or any member of the Company’s Board becomes aware of such matter:

(i)            all material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information;

(ii)           any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(iii)          any illegal act within the meaning of Section 10A(b) and (f) of the Exchange Act; and

(iv)          any report of a material violation of law that an attorney representing the Company and/or any of its Subsidiaries / Affiliates has formally made to any officers or directors of the Company pursuant to the Securities and Exchange Commission’s attorney conduct rules (17 C.F.R. Part 205).

(f)    Applicability of Section 11.  The provisions of this Section 11 shall apply during any and each period(s) in which Boise and/or any Person (including any member of the Boise Group) affiliated with Boise (in Boise’s good faith determination) is required to consolidate the results of operations and financial position of the Company and/or any of its Subsidiaries or to account for its investment in the Company under the equity method of accounting (determined in accordance with GAAP and consistent with the Securities and Exchange Commission reporting requirements).  Without limiting the generality of the foregoing, but for the avoidance of doubt, in the event that Boise is not filing periodic reports with the Securities and Exchange Commission, Boise may waive any of the requirements of this Section 11 without prejudice to its rights to receive such information (including with respect to periods previously waived) at a time in the future in the event that Boise subsequently is required to file periodic reports with the Securities and Exchange Commission.  In no event shall the provisions of this Section 11 be deemed to apply to accounting judgments made by the Company in connection with the working capital adjustment contemplated by the Purchase Agreement.

12.   Definitions.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified (it being understood and agree that from and after the Closing, for purposes of this Agreement, none of the Company or any of its Subsidiaries shall be deemed to be an Affiliate of Boise or any of its Affiliates).

“Aldabra Applicable Number” means such number of directors of the Company which, as a percentage of all directors of the Company, when rounded up most closely approximates (but is not less than) the percentage of voting power represented by the shares of capital stock of the Company held by holders of Aldabra Registrable Securities.

“Aldabra Expiration Date” means the first date that the aggregate voting power of capital stock of the Company owned by holders of Aldabra Registrable Securities represents less than 5% of the voting power of all capital stock of the Company.

“Aldabra Majority Holders” means, at any time, the holders of a majority of the Aldabra Registrable Securities then outstanding.

“Aldabra Registrable Securities” means, without duplication, (i) any shares of Common Stock held by any Aldabra Shareholder on the date hereof, (ii) if such Aldabra Shareholder otherwise holds Aldabra Registrable Securities as of the date of such acquisition, any other shares of Common Stock of the Company acquired by any Aldabra Shareholder after the date hereof, (iii) any shares of Common Stock issued upon exercise of any warrants outstanding on the date hereof held by any Aldabra Shareholder exercisable for shares of Common Stock, (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) by way of a stock dividend or stock split or stock conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (v) any warrants outstanding on the date hereof held by any Aldabra Shareholder exercisable for shares of Common Stock (except that, in the case of (1) any Demand Registration made by the Aldabra Majority Holders other than a Demand Registration made by the Aldabra Majority Holders in which such holders request registration of the warrants outstanding on the date hereof which are held by the Aldabra Shareholders, (2) any Demand Registration made by the Boise Majority Holders, (3) any Piggyback Registration and/or (4) any Secondary Registration, any and all such warrants shall not be entitled to be included in any such registration (and shall be disregarded for purposes of determining the number of Registrable Securities any Aldabra Shareholder may otherwise be entitled to include in such registration, except to the extent provided in the last sentence of this definition)).  For the avoidance of doubt, as to any particular Aldabra Registrable Securities, such securities shall cease to be Aldabra Registrable Securities when they have been (x) distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (y) distributed or otherwise transferred to any Holder (as such term is defined in any CVR Agreement) and/or any of such Holder’s permitted transferee(s) under any CVR Agreement upon exercise of any CVR pursuant to the CVR Agreement or (y) repurchased by the Company or any Subsidiary.  For purposes of this Agreement, a Person shall be deemed to be a holder of Aldabra Registrable Securities whenever such Person has the right to acquire such Aldabra Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected; provided that such right must be converted or exercised and the Aldabra Registrable Securities acquired not later than immediately prior to the initial closing of an offering in which the Aldabra Registrable Securities issuable upon exchange or conversion of such rights are to be included (although such conversion or exercise may be conditioned upon the occurrence of such closing).

“Board” means (i) in the case of a Person that is a limited liability company, the managers authorized to act therefor (or, if the limited liability company has no managers, the members), (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, (iii) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner (or, if the general partner is itself a limited partnership, the board of directors of such general partner’s corporate general partner) and (iv) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person; provided that, in each case, the “Board” shall be deemed to include any duly authorized committee thereof that is authorized to take the action in question.

“Boise Applicable Number” means such number of directors of the Company which, as a percentage of all directors of the Company, when rounded up most closely approximates (but is not less than) the percentage of voting power represented by the shares of capital stock of the Company held by holders of Boise Registrable Securities.

“Boise Expiration Date” means the first date that the aggregate voting power of capital stock of the Company owned by holders of Boise Registrable Securities represents less than 5% of the voting power of all capital stock of the Company.

“Boise Group” means Boise and each Person (other than any member of the Company Group) that is an Affiliate of Boise immediately after the Closing Date.

“Boise Majority Holders” means, at any time, the holders of at least a majority of the Boise Registrable Securities then outstanding.

“Boise Registrable Securities” means (i) any shares of Common Stock originally issued to Boise pursuant to the Purchase Agreement, (ii) any shares of Common Stock transferred or otherwise distributed from Boise to BCH, (iii) if any such holder of Boise Registrable Securities otherwise holds Boise Registrable Securities as of the date of such acquisition, any other shares of Common Stock of the Company acquired by such holder of Boise Registrable Securities after the date hereof and (iv) any securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in clauses (i), (ii) and (iii) foregoing by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  As to any particular Boise Registrable Securities, such securities shall cease to be Boise Registrable Securities when they have been (x) distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (y) distributed or otherwise transferred to any Holder (as such term is defined in any CVR Agreement) and/or any of such Holder’s permitted transferee(s) under any CVR Agreement upon exercise of any CVR pursuant to the CVR Agreement or (y) repurchased by the Company or any Subsidiary.  For purposes of this Agreement, a Person shall be deemed to be a holder of Boise Registrable Securities whenever such Person has the right to acquire such Boise Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected; provided that such right must be converted or exercised and the Boise Registrable Securities acquired not later than immediately prior to the initial closing of an offering in which the Boise Registrable Securities issuable upon exchange or conversion of such rights are to be included (although such conversion or exercise may be conditioned upon the occurrence of such closing).

“Business Day” has the meaning given to such term in the Purchase Agreement.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (as amended or amended and restated from time to time).

“Closing” has the meaning given to such term in the Purchase Agreement.

“Closing Date” has the meaning given to such term in the Purchase Agreement.

“Common Stock” means the Company’s Common Stock, par value $0.0001 per share.

“Company Group” means the Company, each Subsidiary of the Company Group immediately after the Closing Date, and each other Person that is controlled directly or indirectly by the Company immediately after the Closing Date.

“CVR Agreements” means those certain contingent value rights agreements, dated on or about February 1, 2008, by and among, Boise, Terrapin, the Company and the Holders (as such term is used in the CVR Agreements) party thereto, pursuant to which such Holders received certain contingent value rights to receive certain payments in cash or in shares of Common Stock (collectively, the “CVRs”) from Boise and Terrapin on the terms and subject to the conditions set forth therein

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Group” means a Person’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Person and/or the Person’s spouse and/or descendants.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Group” means either the Company Group or the Boise Group, as the context requires.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction does not own directly or indirectly in excess of 5% of the Company’s voting capital stock on a fully-diluted basis (a “Non-Independent Owner”), who does not control, is not controlled by or under common control with any such Non-Independent Owner and who is not the spouse or descendent (by birth or adoption) of any such Non-Independent Owner or a trust for the benefit of such Non-Independent Owner and/or such other Persons.

“MDCP IV” means Madison Dearborn Capital Partners IV, L.P.

“Other Registrable Securities” means (i) any shares of Common Stock issued to a Person that becomes party to this Agreement after the date hereof in accordance with Section 14(e), and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or stock conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that “Other Registrable Securities” shall not include any shares of Common Stock issued, distributed or otherwise transferred to any Holder (as such term is defined in any CVR Agreement) and/or any of such Holder’s permitted transferee(s) under any CVR Agreement upon exercise of any CVR pursuant to the CVR Agreement.  As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary.  For purposes of this Agreement, a Person shall be deemed to be a holder of Other Registrable Securities whenever such Person has the right to acquire such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected; provided that such right must be converted or exercised and the Other Registrable Securities acquired not later than immediately prior to the initial closing of an offering in which the Other Registrable Securities issuable upon exchange or conversion of such rights are to be included (although such conversion or exercise may be conditioned upon the occurrence of such closing).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means Aldabra Registrable Securities, Boise Registrable Securities and Other Registrable Securities.

“Representative” means, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants or attorneys.

“Restricted Securities” means (i) the Common Stock, and (ii) any securities issued with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and any warrants exercisable for Common Stock outstanding on the date hereof that are not freely tradable under applicable law and regulation.  As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act.  Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in this Agreement.

“Revised Pro Rata Share” means, for each holder, a fraction, (x) the numerator of which equals the difference between (i) the product of (a) the percentage of Registrable Securities owned by such holder (as a percentage of all Registrable Securities and, in the event that the Prior Registration was a Secondary Registration, other securities then outstanding) immediately prior to the Prior Registration multiplied by (b) the sum of (A) the aggregate number of Registrable Securities (and, in the event that the Prior Registration was a Secondary Registration, other securities) included in the Prior Registration plus (B) the aggregate number of Registrable Securities (and, in the event such registration is to be a Secondary Registration, other securities) to be included in the Demand Registration or Piggyback Registration in question minus (ii) the aggregate number of Registrable Securities sold by such holder in the Prior Registration and (y) the denominator of which is the number of Registrable Securities (and, in the event that the Prior Registration was a Secondary Registration, other securities) to be included in such Demand Registration or Piggyback Registration.

“Sale of the Company” means the sale of the Company (however structured) to an Independent Third Party or group of Independent Third Parties acting in concert pursuant to which such party or parties acquire (i) equity securities of the Company that, directly or indirectly through one or more intermediaries, have more than 50% of the ordinary voting power then outstanding to elect a majority of the Company’s board of directors or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale or transfer of the Company’s or any Subsidiary’s equity securities, sale or transfer of the Company’s consolidated assets, or other reorganization).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Terrapin” means Terrapin Partners Venture Partnership, a California general partnership.

13.   Transfer of Restricted Securities.

(a)   General Provisions.  In addition to any other restrictions on transfer to which such shares may be subject, Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in Section 13(b) below, any other legally available means of transfer.

(b)   Opinion Delivery.  In connection with the transfer of any Restricted Securities (other than a transfer described in Section 13(a)(i) or (ii) above), upon the request of the Company, the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis LLP or other counsel which (to the Company’s reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act.  In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis LLP or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 13(c).  If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 13.

(c)   Legend.  Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS DATED AS OF FEBRUARY 22, 2008, AS AMENDED AND MODIFIED FROM TIME TO TIME.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(d)   Legend Removal.  If any Restricted Securities become eligible for sale without restriction pursuant to Rule 144, the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 13(c) from the certificates for such Restricted Securities.

14.   Miscellaneous.

(a)   Counterparts.  This Agreement may be executed simultaneously in two or more counterparts (including by facsimile or electronic transmission), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(b)   Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(c)   Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law (including in the case of injunctive relief, without a requirement of posting a bond).

(d)   Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Boise Majority Holders; provided that if any such amendment or waiver would adversely affect in any material manner the rights of any holders of Registrable Securities relative to other holders of Registrable Securities similarly situated with respect to such rights under this Agreement, such amendment or waiver must be approved in writing by the holders of a majority of such Registrable Securities so adversely affected.

(e)   Additional Parties.  Except as otherwise described below, the Board of the Company shall be entitled, but not obligated, to allow any purchaser of Common Stock from the Company (or securities or rights convertible or exercisable into Common Stock) other than a transferee of Boise Registrable Securities or Aldabra Registrable Securities (which Transferees shall become holders of New Boise Registrable Securities or Aldabra Registrable Securities, as applicable, and such transferees shall be required to execute a counterpart to this Agreement and become a party hereto as a condition to such transferee’s receipt of such securities), to execute a counterpart to this Agreement and become a party hereto (each, an “Other Investor”), in which case the Common Stock issued or issuable to any such Other Investor shall, except if such Other Investor holds securities that meet the definition of “Boise Registrable Securities” or “Aldabra Registrable Securities” be deemed “Other Registrable Securities” for purposes of this Agreement.   Except as set forth in this Section 14(e), the Company will not grant to any other Persons any registration rights (other than Piggyback Registration Rights in accordance with this Agreement) without the prior written consent of holders of a majority of the Registrable Securities then outstanding.

(f)    Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the purchasers or holders of any type of Registrable Securities are, except as otherwise described herein, also for the benefit of, and enforceable by, any subsequent holder of such type of Registrable Securities (e.g., any subsequent purchaser of Boise Registrable Securities or Aldabra Registrable Securities, as the case may be, shall, except as otherwise described herein, have the rights of a holder of Boise Registrable Securities or Aldabra Registrable Securities, respectively).  Furthermore, Boise may assign in writing, without the consent of any other party hereto, any rights specific to Boise hereunder in whole or in part to any transferee of Boise Registrable Securities.  Nothing herein shall limit the right of Boise or its shareholders to distribute or otherwise transfer any Boise Registrable Securities hereunder to its direct and indirect members, subject to such conditions as may be imposed by Boise with respect thereto; provided that, upon any distribution by OfficeMax, Inc. to its shareholders, Forest Products Holdings, L.L.C. to its members or  MDCP IV to its partners of any Boise Registrable Securities, such distributing party may, with effect immediately prior to such distribution, by written notice to the Company terminate the rights and obligations of each distributee of such Registrable Securities that will (together with its Affiliates), after giving effect to such distribution, hold less than 10% of the Company’s Common Stock on a fully-diluted basis and is not otherwise an officer, director or employee of the Company. Notwithstanding anything herein to the contrary, in order to obtain any benefits of this Agreement, any subsequent holder of Registrable Securities or any assignee of Boise must execute a counterpart to this Agreement in form and substance satisfactory to the Company, thereby agreeing to be bound the terms hereof.

(g)   Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(h)   Governing Law.  The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders.  All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of  Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.  Whenever used herein, “including” means “including, without limitation.”

(i)    Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to a particular holder of Registrable Securities at the address indicated on the books and records of the Company and to the Company at its principal executive office (to the attention of the Company’s president) or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(j)    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including that certain Registration Rights Agreement, dated as of June 19, 2007, by and among the Company and certain of its stockholders, which is hereby terminated in its entirety).

(k)   References to Equity Securities.  Whenever there is a reference to any series, class or type of equity securities (e.g., Common Stock), such reference shall include a reference to any equity securities issued to the holder thereof in respect of such securities in any merger, consolidation, recapitalization, restructuring, exchange, conversion, stock spilt, stock combination or other transaction.

(l)    Other Matters.  Promptly following the Closing, Boise intends distribute to its parent company, BCH, all of the Boise Registrable Securities issued to Boise on the date hereof pursuant to the Purchase Agreement.  By BCH’s execution of a counterpart signature page hereto and upon its receipt of any Boise Registrable Securities, it is acknowledged and agreed that (x) BCH shall automatically be deemed to be a party to this Agreement as a holder of Boise Registrable Securities and (y) BCH shall succeed to all of the rights and obligations of a holder of Boise Registrable Securities hereunder.

*   *   *   *   *

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

ALDABRA 2 ACQUISITION CORPORATION

By:	/s/ Jason G. Weiss

Its:	Chief Executive Officer

BOISE CASCADE, L.L.C.

By:	/s/ David G. Gadda

Its:	Vice President

BOISE CASCADE HOLDINGS, L.L.C.

By:	/s/ David G. Gadda

Its:	Vice President

ALDABRA SHAREHOLDERS:

/s/ Nathan D. Leight
Nathan D. Leight

/s/ Jason G. Weiss
Jason G. Weiss

/s/ Jonathan W. Berger
Jonathan W. Berger

/s/ Richard H. Rogel
Richard H. Rogel

/s/ Carl A. Albert
Carl A. Albert

/s/ Jack Goldman
Jack Goldman

TERRAPIN PARTNERS VENTURE PARTNERSHIP

By:	/s/ Jason G. Weiss

Name:	Jason G. Weiss

Title:	General Partner

TERRAPIN PARTNERS EMPLOYEE PARTNERSHIP

By:	Terrapin Partners, LLC,
its General Partner

By:	/s/ Jason G. Weiss

Name:	Jason G. Weiss

Title:	Managing Partner

CONTINUATION OF SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT